Exhibit (99)

WACHOVIA CORPORATION

SUPPLEMENTAL EXECUTIVE

LONG-TERM DISABILITY PLAN

as Amended and Restated January 1, 2005

WACHOVIA CORPORATION

SUPPLEMENTAL EXECUTIVE LONG-TERM DISABILITY PLAN

Article I. Establishment and Purpose

1.1 Establishment of the Plan. Wachovia Corporation hereby amends and restates a nonqualified supplemental long-term disability plan, which shall be known as the Wachovia Corporation Supplemental Executive Long-Term Disability Plan. The Plan, as amended and restated, is effective as of January 1, 2005.

1.2 Purpose of the Plan. The purpose of the Plan is to restore the intended level of long-term disability benefits provided to executives of the Company under the Wachovia Corporation Long-Term Disability Plan which have been limited by statute or governmental regulations and to include cash incentive earned and accrued under the Company’s Senior Management Incentive Plan or 2003 Stock Incentive Plan as of January 1, 2004 in the definition of “Compensation” when calculating benefits hereunder.

1.3 Application of the Plan. The terms of the Plan are applicable only to Participants who are in the employ of the Company on or after January 1, 2005, and who are entitled to receive benefits under the Wachovia Corporation Long-Term Disability Plan.

Article II. Definitions and Construction

2.1 Definitions. The terms used in the Plan shall have the same meaning as they have under the Wachovia Corporation Long-Term Disability Plan except as otherwise indicated herein.

(a) “Board” means the Board of Directors of Wachovia Corporation.

(b) “Committee” means the Management Resources and Compensation Committee of the Board.

(c) “Compensation” means the product of 12 times the monthly average of a Participant’s highest 36 months’ cash compensation included in any three full calendar years out of the previous five full calendar years immediately preceding the date the Participant becomes Disabled, consisting of base salary and any cash incentive earned and accrued under the Company’s Senior Management Incentive Plan or 2003 Stock Incentive Plan (or, for years prior to 2003, any predecessor plan). Compensation may also include incentive awards that have been awarded under any other incentive plan or plans that may be designated from time to time by the Committee up to a maximum of three times base salary. Compensation includes any such cash compensation deferred under the Company’s deferred compensation plans or pursuant to a salary reduction agreement or cash or deferred arrangement offered by the Company under Internal Revenue Code Section 401(k) or 125 and the Company’s qualified transportation fringe benefit plan. Compensation shall exclude any amounts contributed on behalf of a Participant under the Company’s Profit Sharing Plan or as reimbursement for expenses.

(d) “Company” means Wachovia Corporation, a North Carolina Corporation, and any affiliated employer, or successor thereto.

(e) “Disabled” shall have the same meaning as such term has under the Wachovia Corporation Long-Term Disability Plan. Whether a Participant is “Disabled” shall be determined as set forth under the Wachovia Corporation Long-Term Disability Plan.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Long-Term Disability Plan” means the plan known as the Wachovia Corporation Long-Term Disability Plan.

(h) “Participant” means an employee of the Company who meets the participation requirement set forth in Section 3.1 of the Plan.

(i) “Plan” means the Wachovia Corporation Supplemental Executive Long-Term Disability Plan.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

2.3 Employment Rights. Establishment of the Plan and eligibility for the Plan shall not be construed to give any Participant the right to be retained by the Company or to interfere with the right of the Company to discharge any Participant at any time. Nothing contained in the Plan shall give a Participant the right to any benefits not specifically provided by the Plan.

2.4 Severability. In the event that any provision of the Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such illegality or invalidity by amendment as provided in the Plan.

2.5 Applicable Law. The Plan is fully exempt from Titles II, III, and IV of ERISA. The Plan shall be governed and construed in accordance with applicable provisions of Title I of ERISA and the laws of the State of North Carolina. The Plan is intended to be a “top hat” welfare plan within the meaning of Department of Labor Regulation §2520.104-24.

Article III. Participation

3.1 Selection of Participants. The Management Resources and Compensation Committee of the Board, upon the recommendation of the Chief Executive Officer of Wachovia Corporation, shall select persons to be Participants. Any persons selected to be Participants must also be participants in the Wachovia Corporation Long-Term Disability Plan.

3.2 Agreement to Participate. By becoming a Participant, each person selected will, for all purposes, be deemed conclusively to have assented to the provisions of the Plan and all amendments thereto and the Wachovia Corporation Long-Term Disability Plan and all amendments thereto.

3.3 Cessation of Participation. Coverage for a Participant will cease on the earliest of the following dates:

(a) the date this Plan terminates, but (subject to Section 7.1) without prejudice to any claim originating prior to the time of termination;

(b) the date the Wachovia Corporation Long-Term Disability Plan terminates, but (subject to Section 7.1) without prejudice to any claim originating prior to the time of termination;

(c) the date of the Participant’s termination of employment; and

(d) the date the Participant ceases to participate in the Wachovia Corporation Long-Term Disability Plan.

Article IV. Supplemental Long-Term Disability Benefits

4.1 Long-Term Disability Supplement. In the event a Participant becomes Disabled, the Participant shall be entitled to receive a supplemental long-term disability benefit equal to the excess of (a) below over (b), (c) and (d) below:

(a) A monthly benefit equal to one-twelfth of 66 2/3% of the Participant’s Compensation; and

(b) The monthly benefit to which the Participant is entitled to receive under the Wachovia Corporation Long-Term Disability Plan (as reduced by any payments pursuant to the Long-Term Disability Plan); and

(c) Any payments to the Participant of the type specified in the Wachovia Corporation Long-Term Disability Plan which may be used to reduce the monthly benefits to which participants are entitled to receive under the Wachovia Corporation Long-Term Disability Plan (without regard to whether such payments are so used in the case of the Participant); and

(d) The monthly benefit under any other disability plan provided or sponsored by the Company.

4.2 Form of Benefit Payments. Benefits provided under the Plan shall be paid in the form of a level monthly amount. No payments will be made to a surviving spouse, any other beneficiary or the estate of a Participant under the Plan.

4.3 Timing of Benefit Payments. Benefit payments under the Plan shall commence coincident with the commencement of payments under the Wachovia Corporation Long-Term Disability Plan. Benefit payments under the Plan shall cease upon the cessation of payments under the Wachovia Corporation Long-Term Disability Plan.

4.4 Subrogation. Section 3.17 of the Wachovia Corporation Long-Term Disability Plan entitled Reimbursement Agreement, Subrogation, is incorporated by reference as if set forth herein.

Article V. Financing of Benefits

5.1 General Assets. All benefits paid under the Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial or escrow account, nor create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person.

5.2 Unsecured General Creditor. A Participant shall not acquire any interest in any specific asset of the Company on account of any benefits provided under the Plan. A Participant’s right to receive benefit payments under the Plan shall be no greater than the right of any unsecured general creditor of the Company in bankruptcy or insolvency.

Article VI. General Provisions

6.1 Administration. The Plan shall be administered by the Committee. In administering the Plan, the Committee, to the extent appropriate, shall have the same powers, rights, duties and obligations as it does in administering the Wachovia Corporation Long-Term Disability Plan, including but not limited to, the right to establish rules for the administration of the Plan. Any action required or permitted under the Plan shall be by approval of the Committee or by any person or persons authorized by the Committee.

6.2 Uniformity. In administering the Plan, the Company will apply uniform rules to all Participants similarly situated.

6.3 Finality of Determinations. The determinations of the Committee as to any disputed questions arising under the Plan, including questions of construction and interpretation, shall be final, conclusive and binding upon the Participants and all other persons.

6.4 Expenses. The Company shall pay the costs and expenses incurred in administering the Plan.

6.5 Assignment and Transferability. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant. Prior to the time of a payment hereunder, a Participant shall have no rights, by way of anticipation or otherwise, to assign or otherwise dispose of any right or interest under the Plan.

6.6 Effect on Other Benefit Plans. Amounts credited or paid under the Plan shall not be considered to be compensation for the purposes of any other employee benefit plans of the Company except where amounts are so determined pursuant to the provisions of such plans.

6.7 Tax Withholding. The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sums as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

6.8 Claims. Sections 4.6 and 4.7 of the Wachovia Corporation Long-Term Disability Plan, entitled Claims Procedure and Denial of Claim, respectively, are incorporated by reference as if set forth herein.

Article VII Amendment and Termination

7.1 Amendment. The Company will have the right at any time, by or pursuant to action of the Board of Directors or the Management Resources and Compensation Committee of the Board, to amend the Plan for any reason including, but not limited to, amending benefits in pay status and/or benefits for a Participant who is disabled. In addition, the Human Resources Division may amend the Plan, at any time, to the extent it deems necessary in order to accomplish the following:

(a) To comply with the requirements of the Internal Revenue Code (the “Code”) and any amendment thereto, any other law, or any rule or regulation issued in interpretation of the Code or any applicable law;

(b) To make all technical, administrative, regulatory, and compliance amendments;

(c) To make all amendments that it deems appropriate in connection with an acquisition by the Company or its subsidiaries or affiliates of a corporation or other legal entity;

(d) To make any other amendment or election that will not significantly increase the cost of the Plan to the Company.

Any action to amend the Plan taken by the Human Resources Division may be taken by any appropriate human resources officer of the Company. An amendment will become effective as provided therein.

7.2 Termination. Although the Company intends to maintain the Plan for an indefinite period, the Company reserves the absolute right to terminate or partially terminate the Plan at any time, for any reason, by or pursuant to action of its Board of Directors. Any termination or partial termination of the Plan will not adversely affect the payment of benefits to which a covered individual was entitled under the terms of the Plan prior to the date of termination or partial termination.